                             INTERNATIONAL CUTLERY, LTD.
                                 127 WEST 25TH STREET
                               NEW YORK, NEW YORK 10011


                                     ___________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD DECEMBER 4, 1996


TO THE STOCKHOLDERS OF INTERNATIONAL CUTLERY, LTD.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of
Stockholders of International Cutlery, Ltd. (the "Company") will be held at the Company's principal executive offices located at 127 West 25th Street New York, New York on December 4, 1996, at 10:00 A.M., local time for the following purposes:

    1. To elect the Board of Directors of International Cutlery, Ltd. for the ensuing year;

    2. To ratify the appointment of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants for the ensuing year; and

    3. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on October 28, 1996 are entitled to notice of and to vote at the Meeting.

In order to ensure a quorum, it is important that stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the Meeting and prefer to vote in person, you can revoke your proxy.

Dated:  _____, 1996

                             By Order of the Board of Directors



                             Joel J. Silver
                             Chairman, and Chief
                             Executive Officer

                             INTERNATIONAL CUTLERY, LID.
                                 127 WEST 25TH STREET
                               NEW YORK, NEW YORK 10011
                             ___________________________

                                   PROXY STATEMENT
                             ___________________________

                            ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD AT 10:00 A.M., DECEMBER 4, 1996



         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of International Cutlery, Ltd. (herein called the "Company") for use at the Annual Meeting (the "Meeting") of Stockholders of the Company to be held at the Company's principal executive offices at 127 West 25th Street, New York, New York, at 10:00 A.M., on December 4, 1996, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the stockholders on or about November 4, 1996.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted for the election of directors of the nominees described below.

                               OWNERSHIP OF SECURITIES

         Only stockholders of record at the close of business on October 28, 1996, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the meeting. As of October 28, 1996, the record date fixed for the determination of stockholders entitled to vote at the Meeting, there were issued and outstanding 3,939,248 shares of the Company's common stock.

         Each outstanding share of common stock is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the meeting.

         The following table sets forth certain information as of October 28, 1996, with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of common stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include options or SARs that have not yet vested or are not exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each such person or entity is 127 West 25th Street, New York, New York 10011.

                                            SHARES
                                            BENEFICIALLY
TITLE OF CLASS      NAME AND ADDRESS        OWNED(1)       PERCENT(2)
--------------      ----------------        ------------   ----------

Common Stock       Joel J. Silver(1)        676,692        17.1%
 $.01 Par Value    Esther S. Silver         225,564         5.7%
                   Caryn N. Silver          225,564         5.7%
                   Lawrence N. Silver       225,564         5.7%

                   All officers and
                    directors as a group
                    (7 persons)             676,692        17.1%

    (1) Joel J. Silver, the Company's President, does not directly own any shares of Common Stock. However, Mr. Silver has entered into agreements with each of Esther S. Silver, Caryn N. Silver and Lawrence
         N. Silver the other above individuals (all members of his immediate family) which give Mr. Silver the right to vote such shares on any matter that may be put before the stockholders for consideration and therefore is deemed to be the beneficial holder of the 676,692 shares of Common Stock owned directly by them. Does not include up to 450,000 shares of Common Stock which may be issuable upon the exercise of the Performance Options.

    (2) Does not include any shares of Common Stock issuable upon the exercise any of the Company's outstanding Warrants.

                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three stockholders, in which event the number of directors shall not be less than the number of stockholders permitted by statute. The authorized number is presently five. The directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. There are no agreements with respect to the election of directors except that the Harriman Group, Inc., underwriter of the Company's initial public offering, has the right to nominate a director and the Company is obligated to use its best efforts to elect such individual. As of the date of this Proxy Statement, Harriman has not designated a nominee to serve as a director. The Company has not to date paid directors fees for service on the Board of Directors or any committee thereof.

         Five Directors, constituting the entire Board of Directors of the Company, are to be elected at the meeting to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Unless such authority is withheld, proxies will be voted for election of the five persons named below, four of whom are now serving as Directors, and each of whom has been designated as a nominee.

STOCKHOLDER VOTE REQUIRED

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the election of directors.


NAME                              AGE       POSITION WITH THE COMPANY
----                              ---       -------------------------


Joel J. Silver                    60        Chairman of the Board,
                                            President, Chief
                                            Executive Officer and
                                            Chief Financial Officer

Lawrence N. Silver                36        Treasurer, Secretary and
                                            Vice President, of
                                            Operations and
                                            Merchandising

Martin S. Begun                   63        Director

Caryn N. Silver                   32        Executive Vice President,
                                            and Director

Norman Wolf                       66        Director

                                       3

JOEL J. SILVER has been President, Chief Executive Officer and a Director since the Company's inception. Mr. Silver co-founded CW Acquisitions, Inc. ("CW Acquisitions") in 1990 and served from its inception as a director and until 1993, as senior executive vice president. In June 1993, Mr. Silver was appointed CW Acquisitions' Co-Chairman, President and Chief Executive Officer. Mr. Silver was also a Director, President, Treasurer and Secretary of Hoffritz Holding Company, Inc. and Edwin Jay Inc., a subsidiary of Hoffritz for Cutlery, Inc. ("Hoffritz"), which positions he held for approximately 19 years. In August 1994, certain creditors of CW Acquisitions and the above three Hoffritz entities filed involuntary petitions in the Court pursuant to Chapter 11 of the U.S. Bankruptcy Code, which petitions on September 28, 1994, placed the companies into Chapter 11 reorganization proceedings. The bankruptcy proceeding was dismissed on March 22, 1996. From 1970 to 1972, Mr. Silver served as First Deputy Commissioner in the New York City Housing Development Administration Department of Rent and Housing Maintenance. From 1960 to 1970 and 1972 to 1975, Mr. Silver was engaged in private legal practice. Mr. Silver is also a director of two public companies, Claire's Stores, Inc., a retail seller of costume jewelry with over 1,400 stores and Acorn Venture Capital Corporation, a venture capital company which invests in a variety of businesses. Mr. Silver received a B.S. in accounting from New York University and a J.D. from New York Law School in 1960.

LAWRENCE N. SILVER has served as the Company's Treasurer, Secretary and Vice President of Operations and Merchandising since its inception. Mr. Silver was initially employed by Hoffritz For Cutlery, Inc. as an Internal Auditor. He then became a Sales Audit Manager, an Assistant District Manager, a District Manager, a Manager of Expense Control and finally the Assistant Director of Operations. Mr. Silver was employed in such capacities from 1989 until its creditors placed the company into Chapter 11 reorganization proceedings in August 1994. From 1987 to 1989, he was employed by Brown Brothers Harriman & Company Securities Division as a foreign clerk and from 1985 to 1987, he was employed by the Bank of New York as a journal clerk. Mr. Silver received a B.B.A. in Management from Adelphi University.

MARTIN S. BEGUN was elected a Director of the Company in November 1994. Since 1963, Mr. Begun has been employed in a variety of positions by New York University Medical Center and School of Medicine. Since 1979, he has been the Vice President of External Affairs and Associate Dean of New York University Medical Cener and School of Medicine. Mr. Begun has been a member of the Battery Park City Authority since 1991. Since 1986 he has been a Director of Lechter's, Inc., a public company engaged in the special retailing of housewares. Mr. Begun has a long history of community service serving on a variety of advisory panels and is the author of numerous academic articles. Mr. Begun received his B.A. from the University of Wisconsin in 1953 and received his M.A. from Columbia University in 1955.

CARYN N. SILVER was elected a Director of the Company in November 1994 and became Executive Vice President of the Company as of May 1, 1996. Since 1989, Ms. Silver had been employed by the jewelry manufacturer Andin International and served as its Director of Sales. In 1988, Ms. Silver worked as a merchandise coordinator for Hoffritz For Cutlery, Inc. Ms. Silver received her B.A. in marketing from George Washington University in 1986 and received her MBA in Marketing and International Business from the New York University Leonard N. Stern School of Business in 1988.

NORMAN WOLF was elected a Director of the Company in November 1994. Since 1990, Mr. Wolf has been the president of Carole Wren, Inc., a clothing manufacturer. Mr. Wolf has been in the business of apparel manufacturing for approximately 50 years.


         Each officer of the Company serves at the discretion of the Board of Directors. Joel J. Silver is the father of Lawrence N. Silver and Caryn N. Silver. Otherwise, there are no family relationships among any other directors or officers of the Company.

         Joel J. Silver, Lawrence N. Silver, Martin Begun, Norman Wolf and
Caryn N. Silver may be deemed "Parents" and/or "Founders" of the Company as such terms are defined under the federal securities laws.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board has three Committees, the Audit Committee, the Stock Option Committee and the Compensation Committee. Martin Begun and Norman Wolf, the Company's two independent directors, serve on each of such committees. The Audit Committee is responsible for reviewing with the Company's independent certified public accountants the scope and results of their audits and reviewing with the independent certified public accountants and management, the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff. The Stock Option Committee's responsibilities include discussing strategies in connection with the issuance of options to directors, employees and consultants. The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of directors and officers of the Company and reviewing employee compensation plans. The Company does not currently have a Nominating Committee.

         The Company's Board of Directors did not meet during the fiscal year ended April 27, 1996. There were no formal meetings held by either the Audit Committee, the Stock Option Committee or the Compensation Committee during the fiscal year ended April 27, 1996.



EXECUTIVE COMPENSATION



                              SUMMARY COMPENSATION TABLE


         The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the fiscal year ended April 27, 1996 (referred to as "1996" in this table) and the period ended April 29, 1995 (referred to as "1995" in this table) paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers (the "Named Executive Officers") at the end of the above fiscal years whose total compensation exceeded $100,000 per annum, and up to two persons whose compensation exceeded $100,000 during the above fiscal years, although they were not executive officers at the end of such years.


NAME AND                    YEAR/                            RESTRICTED
PRINCIPAL                   PERIOD      ANNUAL                 STOCK      OPTIONS/       OTHER
POSITION                    ENDED    COMPENSATION    BONUS    AWARDS        SARs      COMPENSATION
--------                    ------   ------------    -----   ---------   ---------    ------------

Joel Silver President,       1996      $300,000       -0-       -0-         -0-            -0-
Chief Executive Officer
                             1995      $100,000       -0-       -0-         -0-            -0-

                                EMPLOYMENT AGREEMENTS

         On December 11, 1995, the Company entered into a two-year employment agreement with Joel J. Silver, President, Chief Executive Officer and Chief Financial Officer. Pursuant to the agreement, Mr. Silver's annual salary is $300,000 per annum. As a condition of the Company's December 1995 Initial Public Offering, for a period of twenty-four (24) months, commencing on December 6, 1995, the Company has covenanted that it will not increase or authorize an increase in the compensation of its two most highly paid officers without the consent of the Harriman Group, Inc., the underwriter of such offering.

         On March 28,1996 the Company entered into a three year employment agreement with Caryn Silver which became effective on May 1, 1996. Pursuant to the agreement, Ms. Silver's annual salary will be $110,000. Ms. Silver is eligible to receive a bonus of up to $25,000 based on pretax profitability of the Company.

         In July 1996, the Company entered into a three year employment agreement with Lawrence Silver. Pursuant to the agreement, Mr. Silver's annual salary is $80,000. Mr. Silver is eligible to receive raises at the discretion of the Board.


                                 PERFORMANCE OPTIONS

         In the event that the Company opens six new locations, Mr. Silver may be granted options to purchase 112,500 shares of Common Stock at $.01 per share for a period of five years. For each additional six locations opened, Mr. Silver will receive identical options to purchase up to 112,500 shares, up to an aggregate of 450,000 options (the "Performance Options"). The grant of Performance Options, if ever, will result in compensation expense to the Company to the extent that the fair market value of the Common Stock at the date of grant exceeds the exercise price of the Performance Options.

         As of the date of this Proxy Statement, Joel Silver has earned the option to purchase 112,500 shares because the Company opened six new locations. In the event the Company opens four additional locations, bringing the total new locations opened to twelve, Mr. Silver will have the option to purchase an additional 112,500 shares. Mr. Silver has not, as of the date of this Proxy Statement, requested the Board of Directors to issue him the option to purchase any shares.


                   INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

On August 22 and August 24, 1994, respectively, certain creditors of CW Acquisitions and Hoffritz filed involuntary petitions in the U.S. Bankruptcy Court for the Southern District of New York (the "Court") pursuant to Chapter 11 of the U.S. Bankruptcy Code, which petitions on September 28, 1994 placed CW

Acquisitions and Hoffritz into Chapter 11 reorganization proceedings. PNC Bank, Kentucky, Inc. ("PNC"), a secured creditor of CW Acquisitions, holds security interests in all the assets of CW Acquisitions and agreed to allow CW Acquisitions to sell certain assets to the Company, subject to the lien which PNC retains on certain of the Company's inventory acquired from CW Acquisitions, which inventory had a retail value of approximately $426,000 as of September 30, 1995. Bankruptcy proceedings were dismissed on March 22, 1996 and there are no plans to reorganize these companies. Joel J. Silver, the Company's President and Chief Executive Officer, was the Chief Executive Officer, President and a principal stockholder of CW Acquisitions and a Director and Senior Executive Vice President of Hoffritz.

The assets purchased from CW Acquisitions consist of (i) approximately $550,000 worth of inventory (at retail price); (ii) CW Acquisitions' furniture and fixtures; and (iii) the following trademarks: "Cutlery World", "Cutlery World" with design, "Sharp Talk", "Shaver Sharp" and "Shavers World". On March 16, 1995, the Court approved the sale of such assets by CW Acquisitions to the Company. The purchase price for the assets is an amount equal to the greater of: (i) 1/3 of the retail selling price of the inventory, which shall be due and payable to PNC every two weeks as such inventory is sold; or (ii) $100,000. As of July 15, 1996, the Company has paid to PNC approximately $29,000. Joel J. Silver has personally guaranteed payment to PNC of $100,000.

In addition, Hoffritz assigned to the Company the leases to four Hoffritz stores. Hoffritz secured the approval of the Court for the assignments. The purchase price for this transaction consisted of (i) $2,500 per store; (ii) the agreement by the Company to pay certain unpaid rents aggregating $147,851, which has been paid; and (iii) the assumption of the future rents for the stores. In connection with the Hoffritz transaction, the Company also negotiated directly with the landlord to operate a fifth Hoffritz store located in Grand Central Station, New York City, which it was forced to vacate in March 1996 due to renovations in Grand Central Station.

In December 1994, the Company borrowed $100,000 from the Company's President, which loan was repaid in March 1995 and $150,000 from Norman Wolf, a Director of the Company. The note to Norman Wolf bore interest at 12% and was repaid at the closing of the Initial Public Offering.

In October and November 1995, the Company borrowed an aggregate of $125,000 from Joel Pashcow, Alan Adler and Bruce Adler, three former principal stockholders of the Company. The notes representing such loans bore interest at 12% and were repaid at the closing of the Initial Public Offering. The notes were secured by a lien, second in priority, on all of the Company's inventory, which lien has been released.

The Company's lease at the Smithhaven Mall location expired September 1996, and the Company vacated the location on September 3, 1996.

The Company rented 6,000 square feet of warehouse space from 24th Street Associates, a New York general partnership which is owned 50% by Joel J. Silver, the Company's president and 50% by his brother J. Leonard Silver. The warehouse was rented at $10.00 per foot per year. The Company vacated such warehouse space in December 1995, and currently rents 7,500 square feet of warehouse space at the rate of $57,000 per year from a non-affiliated party.

The Company has adopted a board resolution stating that all future transactions, including loans, between the Company and its officers, directors, principal stockholders, and their affiliates must be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                               SECTION 16(a) REPORTING

    Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended April 27, 1996, the Company believes all reports for all transactions were filed on a timely basis.

                                      PROPOSAL 2

               RATIFICATION OF ROTHSTEIN, KASS & COMPANY, P.C. AS THE
                 COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


         The Board of Directors has unanimously approved and unanimously recommends that the stockholders approve the appointment of Rothstein, Kass & Company, P.C. as the Company's independent certified public accountants for the ensuing year. Unless a stockholder signifies otherwise, the persons named in the proxy will so vote. A member of Rothstein, Kass & Company, P.C. will be available to answer questions and will have the opportunity to make a statement if (s)he so desires at the Annual Meeting of Stockholders.

STOCKHOLDER VOTE REQUIRED

         Ratification of the appointment of Rothstein, Kass & Company as independent public accountants will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.


                                    OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgment.


                               SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                                STOCKHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before July 31, 1997.


             ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND EXCHANGE
                                      COMMISSION


         A copy of the Company's Annual Report on Form 10-K-SB A-1 for the year ended April 27, 1996 as filed with the Securities and Exchange Commission (without exhibits) is attached hereto. Copies of the Company's Quarterly Report on Form 10-QSB for the quarter ended July 27, 1996 as filed with the Securities and Exchange Commission (without exhibits) are available to stockholders free of charge by writing to International Cutlery, Ltd., 127 West 25th Street, New York, New York 10011, Attention: Secretary.


                                                        By Order of the Board of
                                                                   Directors of
                                                     International Cutlery, Ltd.



                                                                  Joel J. Silver
                                                         Chairman, President and
                                                         Chief Executive Officer

(Date) ________,  1996

  GENERAL PROXY--ANNUAL MEETING OF STOCKHOLDERS OF INTERNATIONAL CUTLERY, LTD.

    The undersigned hereby appoints Joel J. Silver, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of International Cutlery, Ltd., to be held at International Cutlery, Ltd., 127 West 25th Street, New York, New York on December 4, 1996 at 10:00 a.m. and at all continuations and adjournments thereof, upon the matters specified below, all as more fully described in the
Proxy Statement dated           , 1996 and with the discretionary powers upon
all other matters which come before the meeting or any continuation or adjournment thereof.

    THIS PROXY IS SOLICITED ON BEHALF OF INTERNATIONAL CUTLERY, LTD.'S BOARD OF DIRECTORS.

1. To elect directors to hold office for the ensuing year.

           / / FOR ALL NOMINEES         / / WITHHELD FOR ALL NOMINEES

  Instruction: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

2. To ratify the appointment of Rothstein, Kass & Co. as the Company's independent certified public accountants.

                 / / FOR         / / AGAINST         / / ABSTAIN

3. In their discretion, upon such other matter or matters that may properly come before the meeting, or any continuations or adjournments thereof.

    Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

                 (Continued and to be signed on the other side)

                          (Continued from other side)

    The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

    Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                               Dated ---------------- , 1996

                                               ---------------------------------

                                              (Print name of Stockholder)

                                               ---------------------------------

                                              (Print name of Stockholder)

                                               ---------------------------------

                                              Signature

                                               ---------------------------------

                                              Signature

                                               Number of Shares
         -----------------------------------------------------------------------

                                              Note: Please sign exactly as name
                                                    appears in the Company's
                                                    records. Joint owners should
                                                    each sign. When signing as
                                                    attorney, executor or
                                                    trustee, please give title
                                                    as such.